As filed with the U.S. Securities and Exchange Commission on December 3, 2021 under the Securities Act of 1933, as amended.

No. 333-261193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Healthcare AI Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1585450
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

190 Elgin Avenue
George Town
Grand Cayman KY1-9008
Cayman Islands
(345) 815 8548

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi

Puglisi & Associates

850 Library Avenue #204

Newark, Delaware 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Cedric Van den Borren Kirkland & Ellis International LLP 30 St Mary Axe London EC3A 8AF, United Kingdom Tel: +44 20 7469 2380	Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800	Paul D. Tropp Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036-8704 Tel: (212)-596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant to acquire one Class A ordinary share(2)	23,000,000 units	$10.00	$230,000,000.00	$21,321.00
Class A ordinary shares included as part of the units(3)	23,000,000 shares	—	—	— (4)
Redeemable warrants to acquire one Class A ordinary share included as part of the units(3)	11,500,000 warrants	—	—	— (4)
Total			$230,000,000.00	$21,321.00 (5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share capitalizations, or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Healthcare AI Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-261193) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index preceding the signature page of this registration statement is incorporated herein by reference.

II-1

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Class A Ordinary Share Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Walkers Global, Cayman Islands Legal Counsel to the Registrant.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.**
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.**
10.4	Form of Indemnity Agreement.**
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.**
10.6	Promissory Note, dated as of February 23, 2021, between the Registrant and the Sponsor.**
10.7	Securities Subscription Agreement, dated February 23, 2021, between the Registrant and the Sponsor.**
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.**
23.1	Consent of Marcum LLP.**
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*
23.3	Consent of Walkers Global (included on Exhibit 5.2).*
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**
99.1	Consent of Xavier Flinois.**
99.2	Consent of Robert Piconi.**
99.3	Consent of Greg Caswill.**
99.4	Consent of Elizabeth Weymouth.**

*Filed herewith.

**Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on the 3rd day of December, 2021.

Healthcare AI Acquisition Corp.

By:	By: /s/ Simon Lyall-Cottle
Name:	Simon Lyall-Cottle
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Simon Lyall-Cottle	Chief Executive Officer and Chairman	December 3, 2021
Simon Lyall-Cottle	(Principal Executive Officer)

*	Chief Financial Officer and Director	December 3, 2021
Patrick Hargutt	(Principal Financial and Accounting Officer)

*	Director	December 3, 2021
James Brooks

*By:	/s/ Simon Lyall-Cottle
Simon Lyall-Cottle
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Healthcare AI Acquisition Corp., in the City of Newark, Delaware, on the 3rd day of December, 2021.

By:	/s/ Donald Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative